Exhibit 99.2
SUPPLEMENTAL
FINANCIAL
INFORMATION

For the three and six months ended June 30, 2022

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the ongoing adverse effect and the ultimate duration of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on the financial condition, operating results and cash flows of Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR"), the Company’s tenants and their customers, the use of and demand for retail space, the real estate market in which the Company operates, the U.S. economy, the global economy and the financial markets; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; general volatility of the capital markets and the market price of our common and preferred stock; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; litigation risks; lease-up risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors, including the discontinuation of the London Interbank Offered Rate (“LIBOR”); changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”) in light of economic, market, legal, tax and other considerations; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

WHLR | Financial & Operating Data	2

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Senior Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
Riversedge North
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors
Stefani D. Carter (Chair)	Michelle D. Bergman
Saverio M. Flemma	Joseph D. Stilwell
E. J. Borrack
Kerry G. Campbell

Investor Relations Representative
investerrelations@whlr.us Office: (757) 627-9088

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 www.computershare.com

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended June 30, 2022

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(2,316)
Net loss per basic and diluted shares	$(0.24)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$1,554
FFO per common share and OP unit	$0.16
Adjusted FFO (AFFO) (in 000s) (1)	$3,542
AFFO per common share and OP unit	$0.36

Assets and Leverage
Investment Properties, net of $71.8 million accumulated depreciation (in 000s)	$383,153
Cash and Cash Equivalents (in 000s)	$24,606
Total Assets (in 000s)	$467,250
Debt to Total Assets	75.09%
Debt to Gross Asset Value	61.45%

Market Capitalization
Common shares outstanding	9,792,713
OP units outstanding	145,723
Total common shares and OP units	9,938,436

	Shares Outstanding at June 30, 2022	Second Quarter stock price range	Stock price as of June 30, 2022
Common Stock	9,792,713	$1.87-$2.66	$2.54
Series B preferred shares	2,301,337	$4.51-$6.80	$4.99
Series D preferred shares	3,152,392	$13.18-$14.95	$13.26

Total debt (in 000s)	350,877
Common Stock market capitalization (as of June 30, 2022 closing stock price, in 000s)	24,873

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,391,432
Occupancy Rate	94.1%
Leased Rate (2)	95.7%
Annualized Base Rent (in 000s)	$49,153
Total number of leases signed or renewed during the second quarter of 2022	48
Total sq. ft. leases signed or renewed during the second quarter of 2022	239,614

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through July 5, 2022 that commence subsequent to the end of current period.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and six months ended June 30, 2022. For the three months ended June 30 2022 and 2021, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(0.24) per share and $(0.47) per share, respectively. For the six months ended June 30 2022 and 2021, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share stockholders was $(0.94) per share and $(0.67) per share, respectively.

2022 SECOND QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 95.7% leased, a 380 basis point increase from 91.9%.
•The Company's real estate portfolio was 94.1% occupied, a 410 basis point increase from 90.0%.
•The Company invested $2.0 million in capital expenditures into the properties.
•Quarter-To-Date Leasing Activity
•Executed 33 lease renewals totaling 210,343 square feet at a weighted-average increase of $0.81 per square foot, representing an increase of 8.80% over in-place rental rates.
•Signed 15 new leases totaling 29,271 square feet with a weighted-average rental rate of $13.05 per square foot.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next six months and includes month-to-month leases, decreased to approximately 2.70%, compared to 2.87%. At June 30, 2022, 37.49% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 19 and provides additional details on the Company's leases).
•As of June 30, 2022, the Company signed leases representing $844 thousand of annualized base rent ("ABR"). Rent will commence on these leases within the next twelve months.
OPERATIONS
•Total revenue decreased by 0.07% or $11 thousand primarily due to sold properties partially offset by an increase in same store revenue.
•Total operating expenses decreased by 16.3% or $1.98 million primarily a result of a decrease in impairment expense.
FINANCIAL
•Funds from operations ("FFO") of $1.6 million, or $0.16 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $730 thousand, or $0.07 per share.
•Adjusted Funds from Operations ("AFFO") of $0.36 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.22 per share.
SAME STORE
•Same store Net Operating Income ("NOI") increased by 0.17% and increased by 2.16% on a cash basis. Same store results were impacted by a 1.0% increase in revenue due to increased occupancy, offset by an increase in same store property expenses of 2.94% primarily driven by increases in insurance and repairs and maintenance.
CAPITAL MARKETS
•On June 17, 2022, the Company entered into a term loan agreement (the “Guggenheim Loan Agreement”) with Guggenheim Real Estate, LLC., for $75.00 million at a fixed rate of 4.25% with interest-only payments due monthly. Commencing on August 10, 2027, until the maturity date of July 10, 2032, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time.The Guggenheim Loan Agreement is collateralized by twenty-two properties and loan proceeds were used to refinance eleven loans including $1.46 million in defeasance.
•The refinances lowered the Company's weighted average interest rate on property debt 260 basis points and increased the weighted average term of debt to over 5 years.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	6

•Recognized a non-operating gain of $2.1 million due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of the change in fair market value of the Company's securities associated with each derivative and the 2021 features on Convertible Notes.
•At June 30, 2022, assets held for sale included Harbor Pointe Associates, LLC, which holds an approximate 5-acre land parcel ("Harbor Pointe Land Parcel").
•Interest expense was $7.5 million and $5.2 million for the three months ended June 30, 2022 and 2021, respectively, representing an increase of 43.84%, primarily a result of $1.5 million in defeasance costs paid as a result of loans refinanced with the Guggenheim Loan Agreement in addition to the write off of deferred loan costs and interest on the Convertibles Notes accounting for $1.5 million, which is inclusive of a $945 thousand adjustment to fair value for interest paid with the shares of Series B Preferred, offset by a decrease of approximately $700 thousand in interest associated with the Wilmington Financing Agreement that was paid in full in December 2021.
•Recognized $100 thousand in impairment expense on Harbor Pointe Land Parcel.

2022 YEAR-TO-DATE HIGHLIGHTS
(All comparisons to the same prior year period unless otherwise noted)
LEASING
•Year-To-Date Leasing Activity
•Executed 67 lease renewals totaling 302,348 square feet at a weighted-average increase of $0.78 per square foot, representing an increase of 7.73% over in-place rental rates.
•Signed 38 new leases totaling 98,190 square feet with a weighted-average rental rate of $13.08 per square foot.
OPERATIONS
•Total revenue increased by 2.51% or $758 thousand primarily a result of same store.
•Total operating expenses decreased by 6.14% or $1.37 million resulting from decreases in impairments on assets held for sale and corporate general & administrative. This decrease was partially offset by an increase in property operating expenses.
FINANCIAL
•Funds from operations ("FFO") of $(849) thousand, or $(0.09) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(1.9) million, or $(0.19) per share.
•Adjusted Funds from Operations ("AFFO") of $0.59 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P. as compared to $0.33 per share.
SAME STORE
•Same store Net Operating Income ("NOI") increased by 2.08% and increased by 4.25% on a cash basis. Same store results were impacted by a 3.63% increase in revenue primarily due to increased occupancy, partially offset by an increase in same store property expenses of 7.03% primarily driven by increases in insurance, grounds and landscaping and repairs and maintenance.
CAPITAL MARKETS
•Recognized a non-operating loss of $1.88 million due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of the change in fair market value of the Company's securities associated with each derivative and the 2021 features on Convertible Notes.
•Interest expense was $12.1 million and $14.2 million for the six months ended June 30, 2022 and 2021, respectively, representing a decrease of 14.44%. Amortization on deferred loan costs accounted for $3.0 million of the decrease, primarily attributable to the 2021 write-off of debt issuance costs and $1.5 million in interest associated with the Wilmington Financing Agreement along with $687 thousand in defeasance paid resulting from the sale of Berkley Shopping Center, partially offset by $1.5 million in defeasance costs paid as a result of loans refinanced with the Guggenheim Loan Agreement in addition to the write off of deferred loan costs and interest on the Convertibles Notes accounting for $2.1 million, which is inclusive of a $945 thousand adjustment to fair value for interest paid with shares of Series B Preferred.
•Recognized $760 thousand in impairment expense on Harbor Pointe Land Parcel.
•Loans payable increased $4.6 million compared to December 31, 2021 and were impacted by:

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	7

•$75.0 million increase from the Guggenheim Loan Agreement; partially offset by
•$64.2 million paydown on eleven loans associated with the Guggenheim Loan Agreement;
•$3.1 million paydown with the sale of Walnut Plaza and final principal payment; and
•$3.1 million monthly principal payments.
DISPOSITIONS
•On January 11, 2022, the Company sold Walnut Hill Plaza for $1.9 million, generating a loss of $15 thousand and net proceeds of $1.8 million, which were used to pay down the loan collateralized by the property.
OTHER
•The Company recognized non-operating expenses of $691 thousand due to legal settlement costs.
•On March 2, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cedar Realty Trust, Inc., Cedar Realty Trust Partnership, L.P., WHLR Merger Sub Inc., and WHLR OP Merger Sub LLC, pursuant to which the Company agreed to acquire Cedar, including 19 of its shopping center assets, in an all-cash merger transaction consisting, in accordance with the terms of the Merger Agreement, of a payment to Cedar common shareholders of merger consideration of $9.48 per common share (the “Cedar Acquisition”). Concurrent with the payment of the merger consideration, Cedar common shareholders will receive from Cedar by way of a special dividend $19.52 per common share resulting from prior sales of various Cedar assets. The Cedar Acquisition is expected to close on or about August 22, 2022, subject to satisfaction of customary closing conditions.
The Cedar Acquisition is expected to increase the Company’s presence in the Northeast and create a total operating portfolio of 76 shopping centers (the majority of which will be grocery-anchored), consisting of approximately 8.2 million square feet of gross leasable area.

BALANCE SHEET
•Cash and cash equivalents totaled $24.6 million, compared to $22.9 million at December 31, 2021.
•Restricted cash totaled $21.9 million, compared to $17.5 million at December 31, 2021. The funds at June 30, 2022 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $350.9 million, compared to $346.3 million at December 31, 2021.
•WHLR's weighted-average interest rate on property level debt was 4.43% with a term of 5.05 years, compared to 4.68% with a term of 3.50 years at December 31, 2021. WHLR's weighted-average interest rate on all debt was 4.67% with a term of 5.46 years, compared to 4.90% with a term of 4.13 years at December 31, 2021.
•Net investment properties totaled $383.2 million compared to $386.7 million as of December 31, 2021.

DIVIDENDS
•The total cumulative dividends in arrears for Series D Preferred (per share $9.64) is $30.4 million, of which $2.1 million and $4.2 million are attributable to the three and six months ended June 30, 2022, respectively.

SUBSEQUENT EVENTS

On July 6, 2022, the Company entered into a loan agreement (the “JANAF Loan Agreement”) with CITI Real Estate Funding Inc. for $60.0 million at a fixed interest rate of 5.31% with interest-only payments through maturity, July 6, 2032. The JANAF Loan Agreement proceeds were used to refinance three loans including $1.2 million in defeasance.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K.
These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s, except par value and share data

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS:
Investment properties, net	$383,153	$386,730
Cash and cash equivalents	24,606	22,898
Restricted cash	21,946	17,521
Rents and other tenant receivables, net	8,447	9,233
Assets held for sale	419	2,047
Above market lease intangibles, net	1,933	2,424
Operating lease right-of-use assets	12,307	12,455
Deferred costs and other assets, net	14,439	11,973
Total Assets	$467,250	$465,281
LIABILITIES:
Loans payable, net	$338,663	$333,283
Liabilities associated with assets held for sale	—	3,381
Below market lease intangibles, net	2,950	3,397
Derivative liabilities	6,653	4,776
Operating lease liabilities	12,956	13,040
Accounts payable, accrued expenses and other liabilities	12,207	11,054
Total Liabilities	373,429	368,931
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 shares authorized, 3,152,392 shares issued and outstanding; $109.21 million and $104.97 million aggregate liquidation value, respectively)	97,033	92,548

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 2,301,337 and 1,872,448 shares issued and outstanding, respectively; $57.53 million and $46.81 million aggregate liquidation preference, respectively)	43,242	41,189
Common Stock ($0.01 par value, 200,000,000 shares authorized 9,792,713 and 9,720,532 shares issued and outstanding, respectively)	98	97
Additional paid-in capital	234,947	234,229
Accumulated deficit	(283,267)	(274,107)
Total Stockholders’ (Deficit) Equity	(4,527)	1,861
Noncontrolling interests	1,315	1,941
Total (Deficit) Equity	(3,212)	3,802
Total Liabilities and Equity	$467,250	$465,281

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	9

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE:
Rental revenues	$15,324	$15,290	$30,656	$29,946
Other revenues	155	200	320	272
Total Revenue	15,479	15,490	30,976	30,218
OPERATING EXPENSES:
Property operations	4,732	4,660	9,982	9,544
Depreciation and amortization	3,625	3,639	7,241	7,355
Impairment of assets held for sale	100	2,200	760	2,200
Corporate general & administrative	1,673	1,607	2,937	3,189
Total Operating Expenses	10,130	12,106	20,920	22,288
(Loss) gain on disposal of properties	—	—	(15)	176
Operating Income	5,349	3,384	10,041	8,106
Interest income	14	—	27	—
Interest expense	(7,501)	(5,215)	(12,129)	(14,176)
Net changes in fair value of derivative liabilities	2,085	(1,234)	(1,877)	(1,581)
Other income	—	—	—	552
Other expense	—	—	(691)	—
Net Loss Before Income Taxes	(53)	(3,065)	(4,629)	(7,099)
Income tax expense	—	(2)	—	(2)
Net Loss	(53)	(3,067)	(4,629)	(7,101)
Less: Net (loss) income attributable to noncontrolling interests	(1)	—	3	15
Net Loss Attributable to Wheeler REIT	(52)	(3,067)	(4,632)	(7,116)
Preferred Stock dividends - undeclared	(2,264)	(2,189)	(4,528)	(4,462)
Deemed contribution related to preferred stock redemption	—	651	—	5,040
Net Loss Attributable to Wheeler REIT Common Stockholders	$(2,316)	$(4,605)	$(9,160)	$(6,538)

Loss per share:
Basic and Diluted	$(0.24)	$(0.47)	$(0.94)	$(0.67)
Weighted-average number of shares:
Basic and Diluted	9,734,755	9,707,711	9,727,711	9,706,183

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss	$(53)	$(3,067)	$(4,629)	$(7,101)
Depreciation and amortization of real estate assets	3,625	3,639	7,241	7,355
Impairment of assets held for sale	100	2,200	760	2,200
Loss (gain) on disposal of properties	—	—	15	(176)
FFO	3,672	2,772	3,387	2,278
Preferred stock dividends - undeclared (3)	(2,264)	(2,189)	(4,528)	(4,462)
Preferred stock accretion adjustments	146	147	292	309
FFO available to common stockholders and common unitholders	1,554	730	(849)	(1,875)
Capital related costs	2	156	(22)	284
Other non-recurring and non-cash expenses (2)	1,468	11	2,169	156
Net changes in fair value of derivative liabilities	(2,085)	1,234	1,877	1,581
Straight-line rental revenue, net straight-line expense	(148)	(376)	(217)	(590)
Loan cost amortization	928	674	1,348	4,316
Paid-in-kind interest	2,099	—	2,099	—
Above (below) market lease amortization	(7)	17	16	5
Recurring capital expenditures and tenant improvement reserves	(269)	(275)	(539)	(551)
AFFO	$3,542	$2,171	$5,882	$3,326

Weighted Average Common Shares	9,734,755	9,707,711	9,727,711	9,706,183
Weighted Average Common Units	204,420	220,592	209,851	222,120
Total Common Shares and Units	9,939,175	9,928,303	9,937,562	9,928,303
FFO per Common Share and Common Units	$0.16	$0.07	$(0.09)	$(0.19)
AFFO per Common Share and Common Units	$0.36	$0.22	$0.59	$0.33

(1)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2022.
(3)     Restated the 2021 values as a result of the common stockholders of the Company vote to amend the Company’s Charter to remove the cumulative dividend rights of the Series A Preferred and Series B Preferred on November 3, 2021.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended June 30,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net Loss	$(53)	$(704)	$—	$(2,363)	$(53)	$(3,067)
Adjustments:
Income tax expense	—	2	—	—	—	2
Net changes in fair value of derivative liabilities	(2,085)	1,234	—	—	(2,085)	1,234
Interest expense	7,501	5,014	—	201	7,501	5,215
Interest income	(14)	—	—	—	(14)	—
Corporate general & administrative	1,673	1,601	—	6	1,673	1,607
Impairment of assets held for sale	100	—	—	2,200	100	2,200
Depreciation and amortization	3,625	3,583	—	56	3,625	3,639
Other non-property revenue	(8)	(9)	—	—	(8)	(9)
Property Net Operating Income	$10,739	$10,721	$—	$100	$10,739	$10,821

Property revenues	$15,471	$15,318	$—	$163	$15,471	$15,481
Property expenses	4,732	4,597	—	63	4,732	4,660
Property Net Operating Income	$10,739	$10,721	$—	$100	$10,739	$10,821

	Six Months Ended June 30,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net Loss	$(4,592)	$(3,914)	$(37)	$(3,187)	$(4,629)	$(7,101)
Adjustments:
Income tax expense	—	2	—	—	—	2
Other expense	691	—	—	—	691	—
Net changes in fair value of derivative liabilities	1,877	1,581	—	—	1,877	1,581
Interest expense	12,117	13,073	12	1,103	12,129	14,176
Interest income	(27)	—	—	—	(27)	—
Loss (gain) on disposal of properties	—	—	15	(176)	15	(176)
Corporate general & administrative	2,930	3,141	7	48	2,937	3,189
Impairment of assets held for sale	760	—	—	2,200	760	2,200
Depreciation and amortization	7,241	7,244	—	111	7,241	7,355
Other non-property revenue	(16)	(574)	—	—	(16)	(574)
Property Net Operating Income	$20,981	$20,553	$(3)	$99	$20,978	$20,652

Property revenues	$30,957	$29,874	$3	$322	$30,960	$30,196
Property expenses	9,976	9,321	6	223	9,982	9,544
Property Net Operating Income	$20,981	$20,553	$(3)	$99	$20,978	$20,652
(1)    See page 22 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended June 30,		Six Months Ended June30,
		2022	2021	2022	2021
Net Loss		$(53)	$(3,067)	$(4,629)	$(7,101)
Add back:	Depreciation and amortization (1)	3,618	3,656	7,257	7,360
	Interest expense (2)	7,501	5,215	12,129	14,176
	Income tax expense	—	2	—	2
EBITDA		11,066	5,806	14,757	14,437
Adjustments for items affecting comparability:
	Capital related costs	2	156	(22)	284
	Net changes in FMV of derivative liabilities	(2,085)	1,234	1,877	1,581
	Other non-recurring and non-cash expenses (3)	—	—	691	(552)
	Impairment of assets held for sale	100	2,200	760	2,200
	Loss (gain) on disposal of properties	—	—	15	(176)
Adjusted EBITDA		$9,083	$9,396	$18,078	$17,774
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended June 30, 2022.
(4)    See page 21 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	13

Debt Summary
$ in 000s
Loans Payable:         $350.9 million
Weighted Average Interest Rate:     4.67%

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2022	December 31, 2021
JANAF	$333,159	4.49%	July 2023	$46,125	$47,065
JANAF Bravo	$35,076	5.00%	May 2024	5,875	5,936
Cypress Shopping Center	$34,360	4.70%	July 2024	5,968	6,031
Port Crossing	$34,788	4.84%	August 2024	5,710	5,778
Freeway Junction	$41,798	4.60%	September 2024	7,353	7,431
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,227	3,267
Bryan Station	$23,489	4.52%	November 2024	4,181	4,226
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,789	7,861
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,686	5,757
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (2)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,446	4,483
JANAF BJ's	$29,964	4.95%	January 2026	4,663	4,725
Tuckernuck	$32,202	5.00%	March 2026	4,984	5,052
Chesapeake Square	$23,857	4.70%	August 2026	4,150	4,192
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,131	6,176
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,211	8,277
Village of Martinsville	$89,664	4.28%	July 2029	15,386	15,589
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (3)	$100,222	4.25%	September 2031	18,219	18,430
Convertible Notes	Interest only	7.00%	December 2031	33,000	33,000
Guggenheim Loan Agreement (4)	Interest only	4.25%	July 2032	75,000	—
Walnut Hill Plaza	$26,850	5.50%	March 2023	—	3,145
Litchfield Market Village	$46,057	5.50%	November 2022	—	7,312
Twin City Commons	$17,827	4.86%	January 2023	—	2,843
New Market	$48,747	5.65%	June 2023	—	6,291
Benefit Street Note	$53,185	5.71%	June 2023	—	6,914
Deutsche Bank Note	$33,340	5.71%	July 2023	—	5,488
First National Bank	$24,656	LIBOR + 350 basis points	August 2023	—	789
Lumber River	$10,723	LIBOR + 350 basis points	September 2023	—	1,296
Tampa Festival	$50,797	5.56%	September 2023	—	7,753
Forrest Gallery	$50,973	5.40%	September 2023	—	8,060
South Carolina Food Lions Note	$68,320	5.25%	January 2024	—	11,259
Folly Road	$41,482	4.65%	March 2025	—	7,063
Total Principal Balance (1)				350,877	346,262
Unamortized debt issuance cost (1)				(12,214)	(9,834)
Total Loans Payable, including assets held for sale				338,663	336,428
Less loans payable on assets held for sale, net loan amortization costs				—	3,145
Total Loans Payable, net				$338,663	$333,283
(1) Includes loans payable on assets held for sale.
(2) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(3) October 2026 the interest rate changes to variable interest rate equal to the 5 years U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(4) Collateralized by 22 properties.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ended December 31, 2022	$2,207	0.63%
December 31, 2023	47,774	13.62%
December 31, 2024	39,512	11.26%
December 31, 2025	85,483	24.36%
December 31, 2026	23,531	6.71%
December 31, 2027	9,313	2.65%
Thereafter	143,057	40.77%
Total principal repayments and debt maturities	$350,877	100.00%

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,209	$7.96
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	94.1%	94.1%	69,648	1,234	17.72
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	461	13.21
Brook Run Shopping Center	Richmond, VA	19	147,738	86.2%	86.2%	127,280	1,237	9.72
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	613	11.29
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	863	10.66
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	503	10.06
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	837	7.75
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	381	8.37
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	978	5.74
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	17	80,435	41.2%	41.2%	33,175	455	13.71
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	733	15.33
Forrest Gallery	Tullahoma, TN	26	214,451	89.0%	78.8%	168,889	1,267	7.50
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,215	10.69
Freeway Junction	Stockbridge, GA	18	156,834	99.3%	99.3%	155,784	1,346	8.64
Franklin Village	Kittanning, PA	25	151,821	99.9%	99.9%	151,673	1,234	8.13
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	593	9.08
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	715	7.67
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	451	8.26
JANAF (4)	Norfolk, VA	117	798,086	94.6%	94.6%	754,806	8,845	11.72
Laburnum Square	Richmond, VA	19	109,405	96.9%	96.9%	106,045	966	9.11
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	542	10.31
LaGrange Marketplace	LaGrange, GA	13	76,594	93.7%	87.5%	67,000	382	5.70
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	363	8.32
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	257	6.56
Litchfield Market Village	Pawleys Island, SC	24	86,740	98.6%	98.6%	85,517	1,080	12.63
Lumber River Village	Lumberton, NC	11	66,781	98.2%	98.2%	65,581	457	6.97
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	643	11.45
New Market Crossing	Mt. Airy, NC	12	117,076	100.0%	100.0%	117,076	1,032	8.82
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	354	8.29
Pierpont Centre	Morgantown, WV	16	111,162	100.0%	95.4%	106,042	1,058	9.98
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	870	13.31
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	100.0%	100.0%	91,188	768	8.42
Rivergate Shopping Center	Macon, GA	24	193,960	87.0%	87.0%	168,816	2,458	14.56
Sangaree Plaza	Summerville, SC	9	66,948	100.0%	98.2%	65,748	687	10.44
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	97.3%	97.3%	55,084	654	11.86
South Lake	Lexington, SC	10	44,318	97.3%	97.3%	43,118	240	5.56
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	387	6.58
South Square	Lancaster, SC	6	44,350	80.9%	80.9%	35,900	302	8.40
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	403	6.81
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,083	9.74
Surrey Plaza	Hawkinsville, GA	3	42,680	100.0%	96.5%	41,180	247	6.00

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	137,987	97.7%	64.6%	89,166	$904	$10.14
Tri-County Plaza	Royston, GA	6	67,577	88.8%	88.8%	59,977	421	7.02
Tuckernuck	Richmond, VA	17	93,440	100.0%	98.0%	91,589	965	10.54
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	488	10.24
Village of Martinsville	Martinsville, VA	20	290,902	95.5%	95.5%	277,890	2,180	7.84
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	501	10.07
Westland Square	West Columbia, SC	11	62,735	100.0%	100.0%	62,735	534	8.51
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	647	15.91
		785	5,391,432	95.7%	94.1%	5,074,996	$49,153	$9.69

(1)    Reflects leases executed through July 5, 2022 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	17

Top Ten Tenants by Annualized Base Rent
Total Tenants : 785

Tenants	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	$4,430	9.01%	551,469	10.23%	$8.03
Kroger Co. (1)	2,097	4.27%	239,482	4.44%	8.76
Piggly Wiggly	1,495	3.04%	202,968	3.76%	7.37
Dollar Tree (2)	1,192	2.43%	148,605	2.76%	8.02
Lowes Foods (3)	1,181	2.40%	130,036	2.41%	9.08
Winn Dixie	887	1.80%	133,575	2.48%	6.64
Planet Fitness	837	1.70%	100,427	1.86%	8.33
Hobby Lobby	717	1.46%	114,298	2.12%	6.27
Big Lots	679	1.38%	105,674	1.96%	6.43
BJ'S Wholesale Club	651	1.32%	147,400	2.73%	4.42
	$14,166	28.81%	1,873,934	34.75%	$7.56
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 9 / Family Dollar 6
(3) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	316,436	5.87%	—%	$—	—%	$—
MTM	7	14,523	0.27%	0.29%	196	0.40%	13.50
2022	37	130,830	2.43%	2.58%	1,172	2.38%	8.96
2023	130	721,486	13.38%	14.22%	6,571	13.37%	9.11
2024	134	728,109	13.50%	14.35%	7,143	14.53%	9.81
2025	127	875,962	16.25%	17.26%	8,796	17.90%	10.04
2026	115	776,884	14.41%	15.31%	7,820	15.91%	10.07
2027	106	467,247	8.67%	9.21%	5,452	11.09%	11.67
2028	29	393,925	7.31%	7.76%	2,951	6.00%	7.49
2029	26	184,610	3.42%	3.64%	1,752	3.56%	9.49
2030	18	287,565	5.33%	5.67%	2,335	4.75%	8.12
2031 & thereafter	56	493,855	9.16%	9.71%	4,965	10.11%	10.05
Total	785	5,391,432	100.00%	100.00%	$49,153	100.00%	$9.69

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	18

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	115,540	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	—	—	—	—%	—	—	—	—	—%	—
2022	—	—	—	—%	—	1	33,218	166	0.89%	5.00
2023	2	43,392	420	21.47%	9.68	11	411,466	2,567	13.73%	6.24
2024	1	32,000	125	6.39%	3.91	9	351,977	2,331	12.47%	6.62
2025	2	84,633	619	31.65%	7.31	12	472,936	3,782	20.23%	8.00
2026	1	20,152	97	4.96%	4.81	13	435,435	3,505	18.75%	8.05
2027	2	45,759	323	16.50%	7.06	3	95,330	716	3.83%	7.51
2028	—	—	—	—%	—	8	300,870	1,777	9.51%	5.91
2029	1	21,213	317	16.21%	14.94	2	45,700	307	1.64%	6.72
2030	—	—	—	—%	—	4	245,346	1,546	8.27%	6.30
2031+	1	20,858	55	2.82%	2.64	8	282,952	1,996	10.68%	7.05
Total	10	383,547	$1,956	100.00%	$7.30	71	2,675,230	$18,693	100.00%	$6.99

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	200,896	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	7	14,523	196	1.37%	13.50	—	—	—	—%	—
2022	27	76,340	663	4.65%	8.68	9	21,272	343	2.41%	16.12
2023	75	153,256	2,005	14.05%	13.08	42	113,372	1,579	11.09%	13.93
2024	78	172,688	2,329	16.32%	13.49	46	171,444	2,358	16.56%	13.75
2025	75	174,733	2,372	16.62%	13.57	38	143,660	2,023	14.21%	14.08
2026	61	161,607	2,116	14.83%	13.09	40	159,690	2,102	14.77%	13.16
2027	64	163,144	2,269	15.90%	13.91	37	163,014	2,145	15.07%	13.16
2028	12	40,289	597	4.18%	14.82	9	52,766	577	4.05%	10.94
2029	10	28,850	303	2.12%	10.50	13	88,847	825	5.80%	9.29
2030	8	23,103	388	2.72%	16.79	6	19,116	401	2.82%	20.98
2031+	22	66,193	1,030	7.24%	15.56	25	123,852	1,883	13.22%	15.20
Total	439	1,275,622	$14,268	100.00%	$13.28	265	1,057,033	$14,236	100.00%	$13.47

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	19

Leasing Summary
Leasing Renewals, New Leases and Expirations

	Three Months Ended June 30,		Six Months Ended June 30
	2022	2021	2022	2021
Renewals(1):
Leases renewed with rate increase (sq feet)	149,860	34,629	216,208	179,802
Leases renewed with rate decrease (sq feet)	6,161	29,550	11,489	54,423
Leases renewed with no rate change (sq feet)	54,322	42,394	74,651	60,353
Total leases renewed (sq feet)	210,343	106,573	302,348	294,578

Leases renewed with rate increase (count)	24	15	44	42
Leases renewed with rate decrease (count)	3	4	5	9
Leases renewed with no rate change (count)	6	7	18	15
Total leases renewed (count)	33	26	67	66

Option exercised (count)	5	4	7	8

Weighted average on rate increases (per sq foot)	$1.29	$0.91	$1.25	$0.73
Weighted average on rate decreases (per sq foot)	$(3.75)	$(3.09)	$(3.00)	$(2.20)
Weighted average rate on all renewals (per sq foot)	$0.81	$(0.56)	$0.78	$0.04

Weighted average change over prior rates	8.80%	(5.37)%	7.73%	0.39%

New Leases(1) (2):
New leases (sq feet)	29,271	113,865	98,190	226,459
New leases (count)	15	18	38	37
Weighted average rate (per sq foot)	$13.05	$8.30	$13.08	$8.27

Gross Leasable Area ("GLA") expiring during the next 6 months, including month-to-month leases	2.70%	2.87%	2.70%	2.87%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	20

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	21

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 6/30/2022 unless otherwise stated	22